UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2014

HYATT HOTELS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor
Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (312) 750-1234
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On March 26, 2014, the Board of Directors (the “Board”) of Hyatt Hotels Corporation (the “Company”) increased the size of the Board from eleven to thirteen members and appointed the following individuals to the Board effective March 27, 2014:

•
Pamela M. Nicholson, to hold office until the Company’s annual meeting of stockholders to be held in 2014 and until her successor is duly elected and qualified. The Board designated Ms. Nicholson as a Class II member of the Board, filling the vacancy created by Mr. Byron Trott’s resignation on January 17, 2014.

•
Jason Pritzker, to hold office until the Company’s annual meeting of stockholders to be held in 2015 and until his successor is duly elected and qualified, filling one of the newly-created directorships. The Board designated Mr. Pritzker as a Class III member of the Board.

•
William Wrigley, Jr., to hold office until the Company’s annual meeting of stockholders to be held in 2016 and until his successor is duly elected and qualified, filling one of the newly-created directorships. The Board designated Mr. Wrigley as a Class I member of the Board.

    The Board appointed Ms. Nicholson to the Company’s Nominating and Corporate Governance Committee, effective March 27, 2014. Neither Mr. Pritzker nor Mr. Wrigley was appointed to a committee of the Board.
There is no arrangement or understanding between any of Ms. Nicholson, Mr. Pritzker or Mr. Wrigley on the one hand and any other person, on the other hand, pursuant to which any of Ms. Nicholson, Mr. Pritzker or Mr. Wrigley was appointed as a director. Neither Ms. Nicholson nor Mr. Wrigley has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Any direct or indirect material interests of Mr. Pritzker in transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K will be disclosed in an amendment to this Form 8-K when such information becomes available.
Ms. Nicholson, Mr. Pritzker and Mr. Wrigley will be entitled to compensation for their service on the Board on the same basis as all other non-employee directors of the Company, pursuant to the Hyatt Hotels Corporation Third Amended and Restated Summary of Non-Employee Director Compensation and Amended and Restated Hyatt Hotels Corporation Deferred Compensation Plan for Directors, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: March 27, 2014	By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President, General Counsel and Secretary